EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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           We consent to the reference to our firm under the caption "Experts"
in the Registration Statement on Form S-3 and related Prospectus of Universal American Financial Corp. for the registration of up to 1,079,369 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 2004 (except with respect to Note 25, which was dated March 10,
2004), with respect to the consolidated financial statements and schedules of Universal American Financial Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

New York, New York
March 24, 2004